UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 21, 2021
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue,	St. Louis,	Missouri	63105
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 21, 2021, or the closing date, Enterprise Financial Services Corp, a Delaware corporation, or Enterprise, the holding company of Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers, or EB&T, closed its previously-announced transaction with First Choice Bancorp, a California corporation, or First Choice, the holding company of First Choice Bank, a California chartered commercial bank, or FCB, pursuant to the terms of the Agreement and Plan of Merger, or the merger agreement, dated April 26, 2021, by and among Enterprise, EB&T, First Choice and FCB. The merger of First Choice with and into Enterprise, with Enterprise as the surviving institution, which is referred to as the merger, will be effective as of 11:59 p.m. Eastern time on the closing date. The merger of FCB with and into EB&T, with EB&T as the surviving institution, will be effective shortly following the merger.

Pursuant to the terms of the merger agreement, as a result of the merger:

(1) each share of First Choice common stock has been cancelled in exchange for the right to receive 0.6603, which is referred to as the exchange ratio, shares of Enterprise common stock, as well as cash in lieu of fractional shares of Enterprise common stock;

(2) (a) each unvested option to acquire shares of First Choice common stock, or First Choice option, vested or was forfeited, as the case may be, pursuant to the terms of the First Choice benefit plan and/or award agreement, and (b) each vested and outstanding First Choice option granted under any First Choice benefit plan and/or award agreement was canceled and extinguished and exchanged for the right to receive (without interest) an amount of cash equal to the product of (i) the aggregate number of shares of First Choice common stock issuable upon exercise of such First Choice option and (ii) the excess, if any, of (A) the product of (x) the exchange ratio and (y) the daily volume weighted average price of Enterprise’s common stock for the 20 consecutive trading days ending on the trading day immediately preceding the closing date of the merger, over (B) the per-share exercise price of such First Choice option, less any applicable taxes required to be withheld with respect to such cash payment; and

(3) each award of First Choice restricted stock units and other stock-based awards granted by First Choice that was unsettled or unvested was vested or cancelled, as the case may be, pursuant to the terms of the applicable First Choice benefit plan and/or award agreement.

Each outstanding share of Enterprise common stock remained outstanding and was unaffected by the merger.

In connection with the merger, Enterprise will issue approximately 7.8 million shares of Enterprise common stock valued at $44.01 per share, which was the closing price of Enterprise common stock on July 21, 2021. The value of the transaction consideration was approximately $346 million which includes approximately $2.1 million payable to holders of First Choice options.

The foregoing description of the merger and the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which was filed as Exhibit 2.1 to Enterprise’s Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on April 26, 2021 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2021, in connection with the merger and pursuant to the terms of the merger agreement and Enterprise’s Amended and Restated Bylaws, the Enterprise board of directors, or the Enterprise board, ratified and confirmed an increase in the number of directors from 12 to 13 and the appointment of Peter Hui, to serve as a director of Enterprise, effective as of the effective time of the merger. In connection with Mr. Hui’s appointment to the Enterprise board, Mr. Hui will receive an annual $75,000 retainer for joining the Enterprise board, for which Mr. Hui has elected to receive 100% of such payment in Enterprise stock.

The Enterprise board has not yet determined which committees of the Enterprise board Mr. Hui will join.

Item 7.01 Regulation FD Disclosure.

On July 21, 2021, Enterprise issued a press release announcing the completion of the merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated balance sheets of First Choice as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows of First Choice for the years ended December 31, 2020 and 2019, and the notes related thereto and the report of independent registered public accounting firm, were previously reported in, or incorporated by reference into, Amendment No. 1 to the Registration Statement on Form S-4, File No. 333-256265, as filed by Enterprise with the SEC on June 2, 2021 and declared effective on June 4, 2021, or the registration statement.

The unaudited consolidated balance sheets of First Choice as of March 31, 2021 and 2020, the related unaudited consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows of First Choice for the three-month periods ended March 31, 2021 and 2020 and the related notes thereto were previously reported in, or incorporated by reference into, the registration statement.

(b) Pro forma financial information.

The unaudited pro forma combined consolidated statement of financial condition as of March 31, 2021 of Enterprise and First Choice and the unaudited pro forma combined consolidated statements of income for the year ended December 31, 2020 and the quarter ended March 31, 2021 of Enterprise and First Choice were previously included in the registration statement under the heading “Unaudited Pro Forma Condensed Combined Financial Statements.”

(d) Exhibits.

Exhibit
Number    Description

2.1    Agreement and Plan of Merger, dated April 26, 2021 by and among Enterprise Financial Services Corp, Enterprise Bank & Trust, First Choice Bancorp and First Choice Bank (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 26, 2021).
99.1    Press Release dated July 21, 2021.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	July 21, 2021	By:	/s/ Troy R. Dumlao
Troy R. Dumlao
Senior Vice President and Chief Accounting Officer